SMC CORPORATION                                                     EXHIBIT 11
STATEMENT OF CALCULATION OF AVERAGE
COMMON SHARES OUTSTANDING

                                                     Three Months    Six Months
                                                        Ended          Ended
                                                    June 30, 1996  June 30, 1996
                                                    -------------  -------------
Primary Earnings Per Share:

  Weighted average number of shares                   6,563,064      6,563,064

  Stock option plan shares to be issued at
  prices ranging from $7.25 to $11.50 per share         798,000        798,000

  Warrant issues at a price of $9.30 per share          125,000        125,000

  Less:  Assumed purchase of shares by the Company
         at the average market price during the
         period using the proceeds received upon
         the assumed exercise of the outstanding
         options and warrants                          (825,393)      (874,196)
                                                      ---------      ---------

        Total Primary Shares                          6,660,671      6,611,968
                                                      =========      =========



Fully Diluted Earnings Per Share:

  Weighted average number of shares                   6,563,064      6,563,064

  Stock option plan shares to be issued at prices
  ranging from $7.25 to $11.50 per share                798,000        798,000

  Warrant issues at a price of $9.30 per share          125,000        125,000

  Less:  Assumed purchase of shares by the Company
         at the higher of ending or average market
         price during the period using the proceeds
         received upon the assumed exercise of the
         outstanding options and warrants              (779,041)      (827,184)
                                                      ---------      ---------

        Total Diluted Shares (1)                      6,707,023      6,658,880
                                                      =========      =========


(1) Fully diluted EPS was not presented as its effect was less than 3% of primary earnings per share.